UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2013

SEMGROUP CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-34736	20-3533152
(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, OK 74136-4216

(Address of Principal Executive Offices) (Zip Code)

(918) 524-8100

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 8, 2013, SemGroup Corporation (“SemGroup”) entered into a Contribution Agreement (the “Contribution Agreement”) with Rose Rock Midstream Holdings, LLC (“RRMH”), Rose Rock Midstream GP, LLC (the “General Partner” and, together with SemGroup and RRMH, the “Contributing Parties”), Rose Rock Midstream, L.P. (the “Partnership”) and Rose Rock Midstream Operating, LLC (together with the Partnership, the “Partnership Parties”). Pursuant to the terms of the Contribution Agreement, on January 11, 2013, the Partnership Parties acquired 33.33% of the outstanding membership interests in SemCrude Pipeline, L.L.C. (the “Subject Interest”) from the Contributing Parties in exchange for the Aggregate Consideration (as defined below) (the “Drop-Down Transaction”). SemCrude Pipeline, L.L.C. owns a 51% membership interest in White Cliffs Pipeline, L.L.C., which owns a 527-mile pipeline system that transports crude oil from Platteville, Colorado in the Denver-Julesburg Basin to Cushing, Oklahoma.

The aggregate consideration for the Subject Interest (the “Aggregate Consideration”) consisted of (i) cash of approximately $189.5 million (the “Cash Consideration”), (ii) the issuance of 1,500,000 common units representing limited partner interests in the Partnership (“Common Units”), (iii) the issuance of 1,250,000 Class A Units of the Partnership and (iv) an increase of the capital account of the General Partner, the general partner of the Partnership, to allow it to maintain its 2% general partner interest in the Partnership and the issuance of 96,939 notional general partner units to the General Partner (such issued Common Units, Class A Units and notional general partner units are collectively referred to as the “Unit Consideration”). The Contribution Agreement also includes customary representations and warranties, indemnification obligations and covenants by the parties, subject to the limitations set forth therein.

The Partnership funded the Cash Consideration from the proceeds it received from the Borrowing (as defined below) and the issuance and sale of 2,000,000 of its Common Units to certain purchasers for aggregate consideration of approximately $59.3 million (the “Private Placement”). The Private Placement closed on January 11, 2013, and the Private Placement and the issuance and sale of the Unit Consideration were each made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

Each of the parties to the Contribution Agreement, other than SemGroup, is a direct or indirect subsidiary of SemGroup. As a result, certain individuals serve as officers and directors of both SemGroup and such other entities. In addition, SemGroup indirectly holds (i) an approximate 58% limited partner interest in the Partnership through its subsidiaries and (ii) a 2% general partner interest and incentive distribution rights in the Partnership through its indirect ownership of the General Partner.

The terms of the Contribution Agreement and the Drop-Down Transaction were approved by the Conflicts Committee of the Board of Directors of the General Partner (the “Conflicts Committee”). The Conflicts Committee, which is composed entirely of independent directors, retained independent legal and financial counsel to assist it in evaluating and negotiating the Contribution Agreement and the Drop-Down Transaction.

The foregoing description of the Contribution Agreement and the Drop-Down Transaction is not complete and is subject to and qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 11, 2013, the Partnership made a borrowing of approximately $133.5 million (the “Borrowing”) pursuant to the terms of its previously disclosed Credit Agreement, dated as of November 10, 2011 (as amended, the “Credit Agreement”), among the Partnership, certain subsidiaries of the Partnership, as guarantors, the lenders party thereto and The Royal Bank of Scotland plc, as administrative agent and collateral agent for the lenders. The net proceeds of the Borrowing were used to fund a portion of the Cash Consideration and to pay other costs and expenses related to the Drop-Down Transaction and the Private Placement.

As previously disclosed, in September 2012, the Partnership amended the Credit Agreement to provide, among other things, that the borrowing capacity under the revolving credit facility could be increased by $400 million, subject to commitments from new lenders or additional commitments from existing lenders. In connection with the Borrowing and the Drop-Down Transaction, effective on January 11, 2013, certain of the existing lenders increased their revolving facility commitments under the Credit Agreement and certain new lenders provided revolving facility commitments under the Credit Agreement, resulting in an increase in the aggregate revolving facility commitments under the Credit Agreement from $150 million to $385 million.

Item 7.01. Regulation FD Disclosure.

On January 9, 2013, SemGroup issued a press release announcing the Drop-Down Transaction. A copy of the press release is being furnished and is attached as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference. In accordance with General Instruction B.2 of Form 8-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the press release shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information and such exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Contribution Agreement, dated as of January 8, 2013, by and among SemGroup Corporation, Rose Rock Midstream Holdings, LLC, Rose Rock Midstream GP, LLC, Rose Rock Midstream, L.P. and Rose Rock Midstream Operating, LLC.

99.1**	Press Release dated January 9, 2013.

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION

Date: January 14, 2013	By:	/s/ Robert N. Fitzgerald
	Name:	Robert N. Fitzgerald
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Contribution Agreement, dated as of January 8, 2013, by and among SemGroup Corporation, Rose Rock Midstream Holdings, LLC, Rose Rock Midstream GP, LLC, Rose Rock Midstream, L.P. and Rose Rock Midstream Operating, LLC.

99.1**	Press Release dated January 9, 2013.

*	Filed herewith.
**	Furnished herewith.